CHASE BANK, TRUSTEE                           DETERMINATION DATE:    03-DEC-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       09-DEC-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002-1                    FOR THE PERIOD ENDED:  25-NOV-02
                                              LOCK-OUT DATE:         MAY-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                 CLASS I A-1       CLASS I A-2       CLASS I A-3     CLASS 1 A-4
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                11,626,013.57        533,162.78        571,667.25      536,582.85

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                  1,545,756.01
    (B) PARTIAL PREPAYMENTS RECEIVED                             1,141,981.67
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)           5,866,460.12
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
    (G) ACCELERATED PRINCIPAL PAYMENT                            2,437,709.76
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                   10,991,907.56              0.00              0.00             0.00

(C) INTEREST DISTRIBUTION                                          634,106.01        533,162.78        571,667.25        536,582.85
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        634,106.01        533,162.78        571,667.25        536,582.85

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE        231,990,003.79    134,129,000.00    120,351,000.00     98,006,000.00
    LESS: PRINCIPAL DISTRIBUTION                                10,991,907.56              0.00              0.00              0.00
                                                                -------------     -------------     -------------     -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE            220,998,096.23    134,129,000.00    120,351,000.00     98,006,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          795,551.59     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1           0.79065126
    SECTION 6.02 REIMBURSEMENT AMOUNT                               45,922.98     CLASS I A-2           1.00000000
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-3           1.00000000
                                                                  ------------    CLASS I A-4           1.00000000
 TOTAL FEES DUE SERVICER                                           841,474.57     CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-5       CLASS I M-1     CLASS 1 B-1      CLASS 1 B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   189,866.67        195,466.67      194,666.67        225,866.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00              0.00

(C) INTEREST DISTRIBUTION                                          189,866.67        195,466.67        194,666.67        225,866.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        189,866.67        195,466.67        194,667.67        225,866.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00              0.00
                                                                -------------     -------------     -------------      ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                           279,514,000.00           3.2800%
    SECTION 6.02 REIMBURSEMENT AMOUNT                           134,129,000.00           4.7700%
    REIMBURSEABLE FEES                                          120,351,000.00           5.7000%
                                                                 98,006,000.00           6.5700%
 TOTAL FEES DUE SERVICER                                         32,000,000.00           7.1200%
                                                                 32,000,000.00           7.3300%
                                                                 32,000,000.00           7.3000%
                                                                 32,000,000.00           8.4700%

CHASE BANK, TRUSTEE                           DETERMINATION DATE:    03-DEC-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       09-DEC-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 1                    FOR THE PERIOD ENDED:  25-NOV-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               784     23,921,806       31-59 Days Delinquent      471       19,950,748
    60-89 Days Delinquent                               186      8,015,035       60-89 Days Delinquent      158        6,903,117
    90+ Days Delinquent                                 398     18,789,408       90+ Days Delinquent        390       18,581,229

    3-Month Avg Thirty-Day Delinquency Ratio          15.65%                     3-Month Avg Thirty-Day Delinquency Ratio   3.54%
    3-Month Avg Sixty-Day Delinquency Ratio            2.86%                     3-Month Avg Sixty-Day Delinquency Ratio    1.99%

(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                       0.00           Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount   314,639
(J) Principal Balance of Contracts in Repossession            9,295,488.95        Cumulative Acquisition Loss Amount      933,108

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.46%
                                                                                  Cumulative Realized Loss Ratio    0.12%
(L) (x) Class B-2 Formula Distribution Amount                   225,866.67
    (y) Remaining Amount Available                              225,866.67
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                   49    2,107,753.59

(Q) Principal Prepayments Paid                                7,008,441.79

(R) Scheduled Principal Payments                              1,545,756.01

(S) Weighted Average Interest Rate                                   9.94%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                8,322,631.33
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          7,063,590.19

(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             4,867.71
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                       4,410.20

(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                395,279.54
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                           85,452.19


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 795,551.59
   (iv)  Reimbursable Liquidation Expenses                                      45,922.98
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             841,474.57

Available Distribution Amount-Vanderbilt                                     7,090,744.93
Available Distribution Amount-Subservicer-21st                               6,982,548.20

To Class A And B                                                            14,073,293.13

Monthly Excess Cashflow                                                              0.00

Weighted Average Remaining Term (Months)                                           255.00

  Scheduled Balance Computation

  Prior Month Balance                                                      763,729,527.30


  Current Balance                                     755,553,307.52
     Adv Principal                                        160,374.88
     Del Principal                                        538,352.90
  Pool Scheduled Balance                                                   755,175,329.50


  Principal Payments In Full                            5,866,460.12
  Partial Prepayments                                   1,141,981.67

  Scheduled Principal                                   1,545,756.01

  Collateral Balance                                                       755,553,307.52

  Overcollateralization Amount                                              53,691,233.27
  Targeted Overcollateralization Amount                                     64,000,000.00
